UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 8, 2022

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Warrants, each warrant exercisable for one share of Class A Common Stock for $11.50 per share	FOXO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2022, FOXO Technologies Inc. (the “Company”) and Meteora Special Opportunity Fund Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP (collectively, “Meteora”) amended that certain Forward Share Purchase Agreement, dated as of September 13, 2022 (the “Forward Purchase Agreement”), by and between the Company and Meteora (the “Amendment”). Pursuant to the Amendment, Section 1(b) of the Forward Purchase Agreement was replaced to state that on the Put Date (as defined in the Forward Purchase Agreement), Meteora would be entitled to retain 500,000 shares of the Company’s Class A common stock. To the extent Meteora owns less than 500,000 shares of Class A common stock, the Company agreed to transfer to Meteora the difference between such amount and the amount of shares then owned in the form of fully-registered, freely tradable shares.

The foregoing description of the Forward Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, a copy of which is filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022. The foregoing description of the Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On November 8, 2022, the Company and CF Principal Investments LLC (the “Cantor Investor”) mutually terminated that certain Common Stock Purchase Agreement, dated as of February 24, 2022 (the “Purchase Agreement”), by and between the Company and the Cantor Investor. Upon the termination of the Purchase Agreement, the related Registration Rights Agreement, dated as of February 24, 2022 (the “Registration Rights Agreement”), by and between the Company and the Cantor Investor was automatically terminated in accordance with its terms. Pursuant to the terms of the Purchase Agreement, the Company issued 190,476 shares of Class A Common Stock to the Cantor Investor on September 16, 2022 as consideration for its irrevocable commitment to purchase the shares of Class A Common Stock upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement.

On November 11, 2022, the Company and Meteora mutually terminated the Forward Share Purchase Agreement, as amended by the Amendment. Upon termination, the Put Date (as defined in the Forward Purchase Agreement) was accelerated, entitling Meteora to retain 500,000 shares of Class A common stock. Upon the termination of the Forward Purchase Agreement, the related escrow agreement was terminated.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022. The foregoing description of the Forward Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, a copy of which is filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2022, the Company announced that Jon Sabes and Steven Sabes have been terminated as the Company’s Chief Executive Officer and Chairman and Chief Operating Officer, respectively, effective as of November 14, 2022. Jon Sabes and Steven Sabes have served as the Company’s Chief Executive Officer and the Company’s Chief Operating Officer, respectively, since the consummation of the Company’s business combination with FOXO Technologies Operating Company, formerly FOXO Technologies Inc. and now a wholly owned subsidiary of the Company (“FOXO OpCo”), on September 15, 2022 (the “Business Combination”). Jon Sabes remains a director on the Company’s board of directors (the “Board”). The Board appointed Bret Barnes, a current director of the Company, to serve as the new Chairman of the Board, effectively immediately. The Company has initiated a search process to identify its next Chief Executive Officer.

The Board also named Tyler Danielson, who serves as the Company’s Chief Technology Officer, Interim Chief Executive Officer and principal executive officer, effectively immediately. Mr. Danielson will also continue in his role as Chief Technology Officer.

Mr. Danielson, age 37, has served as the Company’s Chief Technology Officer since the consummation of the Business Combination and as FOXO OpCo’s Chief Technology Officer since 2020. From 2019 to 2020, Mr. Danielson served as Platform Product Owner of Cargill, a Global Food Distributor. Before that, from 2015 to 2019, Mr. Danielson served as User Interface Software Architect at brightpeak financial, a division of Thrivent Financial. Mr. Danielson holds a Master’s Degree in Computer Science from the University of Minnesota.

Messrs. Barnes and Danielson previously entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022.

Mr. Barnes will be entitled to receive compensation for his services as Chairman of the Board based on an annual compensation program for the Company’s non-employee directors. The material terms of this program are not yet known and will depend on the judgment of the members of the Board based on advice and counsel of its advisors.

There are no arrangements or understandings between Mr. Barnes and any other person pursuant to which he was selected as the Chairman of the Board. There are no family relationships between Mr. Barnes and any director or executive officer of the Company. Mr. Barnes does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will disclose Mr. Danielson’s compensation as Interim Chief Executive Officer, once determined, in a Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Danielson and any other person pursuant to which he was selected as the Interim Chief Executive Officer. There are no family relationships between Mr. Danielson and any director or executive officer of the Company. Mr. Danielson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Executive Officer Severance Terms

In connection with his termination and under Jon Sabes’ employment agreement with FOXO OpCo, the Company may be obligated to pay Jon Sabes cash severance equal to thirty-six (36) months of his base salary. In addition to the cash severance, all the equity awards outstanding for Jon Sabes, as of November 14, under the Company’s Management Contingent Share Plan (the “MCSP”), will be vested immediately, to the extent that the performance-based conditions under the MCSP are met. The Company is currently reviewing its obligations to Jon Sabes pursuant to such employment agreement.

The foregoing description of the MCSP is not complete and is qualified in its entirety by reference to the full text of the MCSP, a copy of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Amendment to Forward Purchase Agreement, dated November 10, 2022, by and between (i) FOXO Technologies Inc. (f/k/a Delwinds Insurance Acquisition Corp.), (ii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iii) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (iv) Meteora Capital Partners, LP, a Delaware limited partnership.

10.2*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2022).

104	Cover page formatted in Inline XBRL.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

By:	/s/ Tyler Danielson
Name: Tyler Danielson
Title: Interim Chief Executive Officer

Date: November 15, 2022

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